UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2024
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AlTi Global, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40103	92-1552220
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 26th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)
(212) 396-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ALTI	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01	Other Events.

On May 8, 2024, Tiedemann Advisors, LLC, a subsidiary of AlTi Global, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) to acquire the business of Envoi, LLC (“Envoi”) by purchasing substantially all of the assets of Envoi for an initial purchase price of approximately $25.2 million and contingent post-closing payments payable over a four-year period, calculated in accordance with revenue-based formulas. A certain portion of the contingent consideration is required to be paid in cash annually, and the balance may be settled in cash or equity, at the Company’s discretion. The transaction is subject to customary closing conditions and is expected to close early in the third quarter.

On May 9, 2024, the Company issued a press release announcing the acquisition of Envoi.

A copy of the press release is attached hereto as Exhibit 99.1 and, with the exception of the commentary of Mr. Michael Tiedemann and Mr. Steensland, is incorporated by reference herein. A copy of the Purchase Agreement is attached hereto as Exhibit 99.2 and incorporated by reference herein.

No Offer or Solicitation

This Current Report on Form 8-K and the Exhibits hereto are for informational purposes only and are not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities and are not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of AlTi Global, Inc., dated May 9, 2024
99.2	Purchase Agreement, dated as of May 8, 2024 among Tiedemann Advisors, LLC, Envoi, LLC and the Members of Envoi, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2024	ALTI GLOBAL, INC.
/s/ Stephen Yarad
Name: Stephen Yarad
Title: Chief Financial Officer